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                                                                    EXHIBIT 23.1

                         [DELOITTE & TOUCHE LETTERHEAD]



              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


To the Board of Directors and Stockholder of Bunge Limited
Bermuda

We consent to the use in this Registration Statement of Bunge Limited on Form F-1 of our report dated April 2, 2001 (July 12, 2001 as to the effects of the share exchange and share dividend described in Note 18 and 20), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included Schedule II -- Valuation and Qualifying Accounts of Bunge Limited, contained in Item 8. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche

Hamilton, Bermuda
July 20, 2001